Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-192399) of KM Wedding Events Management, Inc. of our report dated July 13, 2016, with respect to the consolidated financial statements of KM Wedding Events Management, Inc., which report appears in this Annual Report on Form 10-K of KM Wedding Events Management, Inc. of the year ended March 31, 2016.

/s/ Manohar Chowdhry & Associates

Chennai, Tamil Nadu, India	Manohar Chowdhry & Associates
July 14, 2016	Certified Public Accountants